EXHIBIT 10.1

Agreement to Convert Debt into Equity

This Agreement to Convert Debt into Equity (“Agreement”) is made as of February 2, 2010, by and between the China Electric Motor, Inc., a Delaware corporation (the “Company”) and Jianrong Li, an individual (“Ms. Li” and collectively with the Company, the “Parties”).

WHEREAS, Jianrong Li has previously agreed to convert an outstanding debt of $1,281,794 owed to her by Luck Loyal International Investment Limited, a company organized under the laws of Hong Kong and an indirect wholly-owned subsidiary of the Company (the “Debt”), into shares of the Company’s common stock, $0.0001 per share (the “Common Stock”), at a conversion price equal to the per share price of the shares sold in the Company’s proposed public offering (the “Li Conversion”);

WHEREAS, the shares sold in the public offering will be sold at $4.50 per share (the “Public Offering Price”);

WHEREAS, pursuant to the Li Conversion, upon the closing of the public offering Ms. Li will receive 284,843 shares of Common Stock (the “Conversion Shares”) based on the amount of the Debt divided by the Public Offering Price, rounded down to the nearest whole share.

NOW THEREFORE, in consideration of the covenants and agreements hereafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.           Conversion of the Debt into the Shares.  Ms. Li and the Company hereby agree that, upon the closing of the public offering, the Debt shall be converted into 284,843 shares of Common Stock.  No fractional shares will be issued in the Li Conversion.  After the Li Conversion, the Debt shall no longer be outstanding and extinguished in its entirety.

2.           Representations, Warranties and Covenants by Ms. Li.  Ms. Li hereby makes the following representations, warranties, and covenants as to the transactions contemplated by this Agreement as of the date of this Agreement and as of the date of the issuance of the Converstion Shares.

a.           Ms. Li has the power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby.

b.           Ms. Li is acquiring the Shares for investment for her own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Ms. Li has no present intention of selling, granting any participation in, or otherwise distributing the same.  Ms. Li further represents that she does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Shares.

c.           Ms. Li understands that the Shares are not and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that the Company’s reliance on such exemption is predicated on the Ms. Li’s representations set forth herein.

d.           Ms. Li acknowledges that she can bear the economic risk of her investment, and has such knowledge and experience in financial and business matters that she is capable of evaluating the merits and risks of the investment in the Converstion Shares.

e.           Ms. Li has carefully reviewed such information as such she deemed necessary to evaluate an investment in the Conversion Shares.  To the full satisfaction of Ms. Li, she has been furnished all materials that she has requested relating to the Company and the issuance of the Conversion Shares hereunder, and Ms. Li has been afforded the opportunity to ask questions of representatives of the Company to obtain any information necessary to verify the accuracy of any representations or information made or given to her.  Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of the Company set forth in this Agreement, on which Ms. Li has relied in receiving the Conversion Shares.

f.           Ms. Li understands that the Conversion Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption there from, and that in the absence of an effective registration statement covering the Conversion Shares or any available exemption from registration under the Securities Act, the Conversion Shares must be held indefinitely.  Ms. Li is aware that the Conversion Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met.  Among the conditions for use of Rule 144 may be the availability of current information to the public about the Company.

g.           Ms. Li acknowledges that she must assure the Company that the offer and sale of the Conversion Shares to her qualifies for an exemption from the registration requirements imposed by the Securities Act and from applicable securities laws of any state of the United States.  Ms. Li agrees that she meets the criteria established in the subsections set forth below.

h.           Ms. Li is not a U.S. Person, as defined in Rule 901 of Regulation S, promulgated under the Securities Act, and Ms. Li represents and warrants to the Company that:

(i)           Ms. Li is not acquiring the Shares as a result of, and Ms. Li covenants that she will not engage in any “directed selling efforts” (as defined in Regulation S under the Securities Act) in the United States in respect of the Conversion Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Conversion Shares;

(ii)           Ms. Li is not acquiring the Conversion Shares for the account or benefit of, directly or indirectly, any U.S. Person;

(iii)           Ms. Li is a resident of the PRC;

(iv)           the offer and the sale of the Conversion Shares to Ms. Li as contemplated in this Agreement complies with or is exempt from the applicable securities legislation of the PRC;

(v)           Ms. Li is outside the United States when receiving and executing this Agreement and that Ms. Li will be outside the United States when acquiring the Conversion Shares,

(vi)           and Ms. Li covenants with Company that:

(1)
offers and sales of any of the Conversion Shares prior to the expiration of a period of one year after the date of original issuance of the Shares (the six (6)-month period hereinafter referred to as the “Distribution Compliance Period”) shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the Securities Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the Securities Act or an exemption therefrom and in each case only in accordance with applicable state securities laws; and

(2)	Ms. Li will not engage in hedging transactions with respect to the Shares until after the expiration of the Distribution Compliance Period.

3.           Representations, Warranties and Covenants by the Company.  The Company hereby makes the following representations, warranties, and covenants as to the transactions contemplated by this Agreement as of the date of this Agreement and as of the date of the issuance of the Conversion Shares.

a.           The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby.

b.           The Company shall deliver to Ms. Li within ten (10) days of the closing of the public offering a stock certificate that represents the Conversion Shares.

4.           Further Assurances.  Each of the Parties shall use its reasonable commercial efforts to proceed promptly with the transactions contemplated herein and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions of this Agreement and to consummate the transactions contemplated herein.

5.           Miscellaneous.  This Agreement may be executed in any number of facsimile counterparts, all of which shall be but a single original.  This Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.  The Parties shall execute and deliver from time to time hereafter, upon written request, all such further documents and instruments and shall do and perform all such acts as may be reasonably necessary to give full effect to the intent of this Agreement.

6.           Governing Law.  This Agreement and all actions arising out of or in connection with it shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware, or of any other state.

IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the date first set forth above.

China Electric Motor, Inc.

By:  /s/ Yue Wang

Name:  Yue Wang
Title:  Chief Executive Officer

Jianrong Li

/s/ Jianrong Li

Jianrong Li